                                                                      EXHIBIT 16

                COMPUTATION MEASURE FOR PERFORMANCE INFORMATION

                 CALCULATION OF TOTAL RETURN -- CLASS A SHARES

                 VAN KAMPEN AMERICAN CAPITAL GLOBAL EQUITY FUND


     Van Kampen American Capital Global Equity Fund calculates its average annual total return quotation for the 1, 5 and 10 year periods ended May 31, 1996, the date of the most recent balance sheet included in the registration statement, by finding the average annual compounded rates of return over the designated period or periods that would equate the initial amount invested to the ending redeemable value, according to the following formula:

                                        n
                                  P(1+T) =ERV

Where:  P    =    a hypothetical initial payment of $1,000
        T    =    average annual total return
        n    =    number of years
        ERV  =    ending redeemable value of a hypothetical $1,000 payment made at the beginning of the designated period or periods at the end of the designated period or periods (or fractional portion thereof)

     These calculations incorporate the following assumptions:

          1. The maximum sales load (or other charges deducted from payments) is deducted from the initial $1,000 payment.

          2. All dividends and distributions by the Fund are reinvested at the price stated in the prospectus on the reinvestment dates during the period, i.e., any sales load charged upon reinvestment of dividends would be reflected.

          3. All recurring fees, if any, charged to all shareholder accounts are included.

          4. The ending redeemable value assumes a complete redemption at the end of the designated period or periods and the deduction of all nonrecurring charges, if any, deducted at the end of such period or periods.

                 CALCULATION OF TOTAL RETURN -- CLASS B SHARES

                 VAN KAMPEN AMERICAN CAPITAL GLOBAL EQUITY FUND


     Van Kampen American Capital Global Equity Fund calculates its average annual total return quotations for the 1, 5 and 10 year periods ended May 31, 1996, the date of the most recent balance sheet included in the registration statement, by finding the average annual compounded rates of return over the designated period or periods that would equate the initial amount invested to the ending redeemable value, according to the following formula:

                                        n
                                  P(1+T) =ERV

Where:  P    =    a hypothetical initial payment of $1,000
        T    =    average annual total return
        n    =    number of years
        ERV  =    ending redeemable value of a hypothetical $1,000 payment made at the beginning of the designated period or periods at the end of the designated period or periods (or fractional portion thereof)

     These calculations incorporate the following assumptions:

          1. Assumes an initial $1,000 payment with the applicable contingent deferred sales charge imposed upon redemption.

          2. All dividends and distributions by the Fund are reinvested at the price stated in the prospectus on the reinvestment dates during the period.

          3. All recurring fees, if any, charged to all shareholder accounts are included.

          4. The ending redeemable value assumes a complete redemption at the end of the designated period or periods and the deduction of all nonrecurring charges, if any, deducted at the end of such period or periods.

                 CALCULATION OF TOTAL RETURN -- CLASS C SHARES

                 VAN KAMPEN AMERICAN CAPITAL GLOBAL EQUITY FUND


     Van Kampen American Capital Global Equity Fund calculates its average annual total return quotations for the 1, 5 and 10 year periods ended May 31, 1996, the date of the most recent balance sheet included in the registration statement, by finding the average annual compounded rates of return over the designated period or periods that would equate the initial amount invested to the ending redeemable value, according to the following formula:

                                        n
                                  P(1+T) =ERV

Where:  P    =    a hypothetical initial payment of $1,000
        T    =    average annual total return
        n    =    number of years
        ERV  =    ending redeemable value of a hypothetical $1,000 payment made at the beginning of the designated period or periods at the end of the designated period or periods (or fractional portion thereof)

     These calculations incorporate the following assumptions:

          1. Assumes an initial $1,000 payment with a 1% contingent deferred sale charge imposed if redeemed during the first year.

          2. All dividends and distributions by the Fund are reinvested at the price stated in the prospectus on the reinvestment dates during the period.

          3. All recurring fees, if any, charged to all shareholder accounts are included.

          4. The ending redeemable value assumes a complete redemption at the end of the designated period or periods and the deduction of all nonrecurring charges, if any, deducted at the end of such period or periods.

                 CALCULATION OF TOTAL RETURN -- CLASS A SHARES

         VAN KAMPEN AMERICAN CAPITAL GLOBAL GOVERNMENT SECURITIES FUND


     Van Kampen American Capital Global Government Securities Fund calculates its average annual total return quotation for the 1, 5 and 10 year periods ended May 31, 1996, the date of the most recent balance sheet included in the registration statement, by finding the average annual compounded rates of return over the designated period or periods that would equate the initial amount invested to the ending redeemable value, according to the following formula:

                                        n
                                  P(1+T) =ERV

Where:  P    =    a hypothetical initial payment of $1,000
        T    =    average annual total return
        n    =    number of years
        ERV  =    ending redeemable value of a hypothetical $1,000 payment made at the beginning of the designated period or periods at the end of the designated period or periods (or fractional portion thereof)

     These calculations incorporate the following assumptions:

          1. The maximum sales load (or other charges deducted from payments) is deducted from the initial $1,000 payment.

          2. All dividends and distributions by the Fund are reinvested at the price stated in the prospectus on the reinvestment dates during the period, i.e., any sales load charged upon reinvestment of dividends would be reflected.

          3. All recurring fees, if any, charged to all shareholder accounts are included.

          4. The ending redeemable value assumes a complete redemption at the end of the designated period or periods and the deduction of all nonrecurring charges, if any, deducted at the end of such period or periods.

                 CALCULATION OF TOTAL RETURN -- CLASS B SHARES

         VAN KAMPEN AMERICAN CAPITAL GLOBAL GOVERNMENT SECURITIES FUND


     Van Kampen American Capital Global Government Securities Fund calculate its average annual total return quotations for the 1, 5 and 10 year periods ended May 31, 1996, the date of the most recent balance sheet included in the registration statement, by finding the average annual compounded rates of return over the designated period or periods that would equate the initial amount invested to the ending redeemable value, according to the following formula:

                                        n
                                  P(1+T) =ERV

Where:  P    =    a hypothetical initial payment of $1,000
        T    =    average annual total return
        n    =    number of years
        ERV  =    ending redeemable value of a hypothetical $1,000 payment made at the beginning of the designated period or periods at the end of the designated period or periods (or fractional portion thereof)

     These calculations incorporate the following assumptions:

          1. Assumes an initial $1,000 payment with the applicable contingent deferred sales charge imposed upon redemption.

          2. All dividends and distributions by the Fund are reinvested at the price stated in the prospectus on the reinvestment dates during the period.

          3. All recurring fees, if any, charged to all shareholder accounts are included.

          4. The ending redeemable value assumes a complete redemption at the end of the designated period or periods and the deduction of all nonrecurring charges, if any, deducted at the end of such period or periods.

                 CALCULATION OF TOTAL RETURN -- CLASS C SHARES

         VAN KAMPEN AMERICAN CAPITAL GLOBAL GOVERNMENT SECURITIES FUND


     Van Kampen American Capital Global Government Securities Fund calculates its average annual total return quotations for the 1, 5 and 10 year periods ended May 31, 1996, the date of the most recent balance sheet included in the registration statement, by finding the average annual compounded rates of return over the designated period or periods that would equate the initial amount invested to the ending redeemable value, according to the following formula:

                                        n
                                  P(1+T) =ERV

Where:  P    =    a hypothetical initial payment of $1,000
        T    =    average annual total return
        n    =    number of years
        ERV  =    ending redeemable value of a hypothetical $1,000 payment made at the beginning of the designated period or periods at the end of the designated period or periods (or fractional portion thereof)

     These calculations incorporate the following assumptions:

          1. Assumes an initial $1,000 payment with a 1% contingent deferred sale charge imposed if redeemed during the first year.

          2. All dividends and distributions by the Fund are reinvested at the price stated in the prospectus on the reinvestment dates during the period.

          3. All recurring fees, if any, charged to all shareholder accounts are included.

          4. The ending redeemable value assumes a complete redemption at the end of the designated period or periods and the deduction of all nonrecurring charges, if any, deducted at the end of such period or periods.

                              CALCULATION OF YIELD

     Van Kampen American Capital Global Government Securities Fund calculates its yield quotations based on a 30-day period ended on the date of the most recent balance sheet included in the registration statement, by dividing the net investment income per share earned during the period by the maximum offering price per share on the last day of the period, according to the following formula:

            a-b
YIELD = 2[( ____ + 1)6 - 1]
             cd

Where: a = dividends and interest earned during the period

       b = expenses accrued for the period (net of reimbursements)

       c = the average daily number of shares outstanding during the period that were entitled to receive dividends

       d = the maximum offering price per share on the last day of the period


  CLASS A           CLASS B           CLASS C
------------     --------------     ------------
a = $  180,485    a = $   471,876    a = $   47,601
b = $   38,777    b = $   161,875    b = $   16,399
c =  4,622,865    c =  12,030,839    c =  1,222,166
d = $     8.31    d = $      7.96    d = $     7.91
y =       4.47%   y =        3.92%   y =       3.90%